UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006
THE HARTCOURT COMPANIES INC.

(Exact name of registrant as specified in its charter)

Utah	001-12671	87-0400541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 306, Yong Teng Plaza, No. 1065, Wue Zhong Road,,
Shanghai, China 201103

(Address of principal executive offices)
(86) 21 515 21577

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 29, 2006, The Hartcourt Companies Inc. (the “Company”) issued a press release announcing the promotion of Victor Zhou from acting Chief Executive Officer to full Chief Executive Officer, effective on August 23, 2006. As the Company’s CEO, Mr. Zhou will be responsible for the over-all management of the Company and will report to the Board of Directors of the Company. The Company also announced the re-appointment of committee members for its audit committee, compensation committee and nomination committee. Mr. Wilson Li and Dr. Billy Wang have been appointed to the audit committee, with Mr. Li being the Chairman. Dr. Billy Wang and Mr. Geoffrey Wei have been appointed to the compensation committee, with Dr. Wang being the Chairman. Hartcourt’s nomination committee consists of Mr. Geoffrey Wei and Mr. Wilson Li, and is chaired by Mr. Wei.
The press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
99.1 Press Release of the Company, dated August 29, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2006	/s/ Yungeng Hu
Yungeng Hu, Chief Financial Officer